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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (No. 333-156725; 333-191405; 333-2066682; and 333-206683) on Form S-8 of Summer Infant, Inc. and Subsidiaries and Registration Statements (No. 333-164241 and 333-198315) on Form S-3 of Summer Infant Inc. and Subsidiaries of our report dated February 24, 2016, relating to our audits of the consolidated financial statements, included in this Annual Report on Form 10-K of Summer Infant, Inc. and Subsidiaries for the year ended January 2, 2016.

/s/ RSM US LLP
RSM US LLP
Boston, MA
February 24, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm